UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2017

Harvest Capital Credit Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35906	46-1396995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvest Capital Credit Corporation 767 Third Avenue, 25th Floor New York, NY 10017	10017
(Address of principal executive offices)	(Zip Code)

(212) 906-3592

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 24, 2017, Harvest Capital Credit Corporation (the “Company”) caused notices to be issued to the holders of its 7.00% Notes due 2020 (CUSIP No. 41753F 208; NASDAQ: HCAPL) (the “Notes”) regarding the Company’s exercise of its option to redeem all of the issued and outstanding Notes, pursuant to Section 1104 of the Indenture dated as of January 27, 2015, between the Company and U.S. Bank National Association, as trustee, and Section 1.01(h) of the First Supplemental Indenture dated as of January 27, 2015.  The Company will redeem all $27,500,000 in aggregate principal amount of the Notes on September 23, 2017 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25 per Note), plus the accrued and unpaid interest thereon from July 16, 2017, through, but excluding, the Redemption Date. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Notice of Redemption of 7.00% Notes due 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Capital Credit Corporation

By:	/s/ Craig R. Kitchin
Name:	Craig R. Kitchin
Title:	Chief Financial Officer and Secretary

Date: August 24, 2017